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                                                                    EXHIBIT 10.3



                     NBD Bank, N.A., as a Bank and as Agent
                             Continental Bank N.A.
                                 Comerica Bank


                                  June 2, 1994


Arbor Drugs, Inc.
3331 West Big Beaver Road
Troy, Michigan 48007-2510

Attention:  Gilbert C. Gerhard

         RE:     Credit Agreement dated as of May 14, 1992 (the "Credit
Agreement") between Arbor Drugs, Inc., the banks named therein and NBD Bank, N.A., as agent for the banks


Ladies and Gentlemen:

         The Company has informed the Banks that an Event of Default (the "Existing Default") has occurred as a result of a breach of Section 7.2(c) of the Credit Agreement due solely to the effect of a one time charge (the "Charge") taken by the Company in the fiscal quarter ending April 30, 1994 for reimbursing Medicaid in such fiscal quarter in an amount not to exceed $10,000,000. The Company has requested that the Banks and the Agent waive the Existing Default, subject to the terms and conditions set forth herein. Accordingly, the Banks and the Agent waive the Existing Default subject to the other terms and conditions set forth in this letter an provided that the Existing Default would not have occurred but for the occurrence of the Charge. Additionally, the Company, the Banks and the Agent agree that the Credit Agreement is hereby modified by adding the following after the words "Consolidated net income" contained in the second line of Section 7.2(c):
"(without reduction of such net income due to the one time charge taken by the Company in the fiscal quarter ending April 30, 1994 for reimbursement to Medicaid in an aggregate amount not exceeding $10,000,000)".

         The Company acknowledges and agrees that the waiver contained herein is a limited waiver, limited to the specific one time waiver described above. Such limited waiver (a) shall not waive any other term, covenant or agreement of the Credit Agreement or the Notes or any other agreement, instrument or document referred to therein or executed
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pursuant thereto, or in connection therewith, (b) shall not be deemed to be a waiver, or consent to any modification or amendment, of any other term, covenant or agreement of the Credit Agreement, the Notes or any other agreement, instrument or document referred to therein or executed pursuant thereto or in connection therewith, (c) shall not be deemed to prejudice any present or future right or rights which the Agent or any of the Banks now has or may have thereunder, and (d) shall waive the Existing Default only to the extent that it has occurred on or before the date hereof.

         The effectiveness of the waiver in this letter is subject to the satisfaction of each of the following: (a) the Company shall have signed this letter where indicated below, (b) the Majority Banks shall have signed this letter, and (c) the Company shall have paid a waiver fee of $10,000 to the Agent for the pro rata benefit of the Banks.

         The Company represents and warrants to the Agent and the Banks that:
(a) after giving effect to the waiver herein contained, the representations and warranties contained in Article VI of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and (b) other than the Existing Default, no Event of Default or Default exists or has occurred and is continuing on the date hereof.

         The Company agrees that the Credit Agreement and the Notes and all other documents and agreements executed by them in connection with the Credit Agreement in favor of the Agent or the Banks are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing.

         All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement. This letter may be executed in any number of counterparts.


                                        Very truly yours,

                                        NBD Bank, N.A., as a Bank and as agent


                                        By: /s/ Mark McClure
                                            Its:  Vice President


                                        CONTINENTAL BANK N.A.
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                                        By: /s/ Ronald R. Richter
                                            ----------------------
                                            Its:  Vice President


                                        COMERICA BANK


                                        By: /s/ Linda A. Watters
                                            -----------------------------
                                            Its:  Assistant Vice President



The above is acknowledged, accepted and agreed to by each of the undersigned:

ARBOR DRUGS, INC.


BY: /s/ Gilbert C. Gerhard
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Its:  Senior Vice President